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                                                                    EXHIBIT 24.2

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned, William J. Kelly, Treasurer and Senior Vice President of Boston Partners, Inc., hereby constitutes and appoints Mary Ann Iudice his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, to sign any Schedule 13G or Schedule 13D relating to beneficial ownership and changes in beneficial ownership of equity securities of the companies set forth on Exhibit A hereto (each, a "Company" and, collectively, the "Companies"), and any amendment thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, and submit copies thereof to any securities exchange or automated quotation system and to the applicable Company, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. This power-of-attorney shall expire at such time as Boston Partners, Inc. ceases to be subject to filing requirements under Section 13(d) and/or 13(g) under the Securities and Exchange Act of 1934, as amended, with respect to the Companies.


                            /s/ William J. Kelly
                            --------------------
                            William J. Kelly

                            Dated: January 7, 2002

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                                    EXHIBIT A


                     Companies Subject to Power of Attorney
                           Dated as of January 7, 2002
                           ---------------------------


                      Interep National Radio Sales, Inc.
                      IPC Holdings, Ltd.
                      The Reader's Digest Association, Inc.
                      RehabCare Group, Inc.
                      Swift Energy Company
                      Ventiv Health, Inc.